Exhibit 99.1

ARIAD Announces Issuance of Key U.S. Patent on Ponatinib

CAMBRIDGE, Mass.--(BUSINESS WIRE)--February 15, 2012--ARIAD Pharmaceuticals, Inc. (NASDAQ: ARIA) today announced that the United States Patent and Trademark Office has granted U.S. Patent No. 8,114,874 entitled, “Substituted Acetylenic Imidazo[1,2-B] Pyridazine Compounds as Kinase Inhibitors,” which provides composition-of-matter patent protection through at least December 22, 2026 for ARIAD’s investigational pan-BCR-ABL inhibitor, ponatinib. This new patent covers both the compound itself and its pharmaceutical compositions. Additional patent applications covering ponatinib in the U.S. and in other countries are pending.

“We are delighted that the U.S. Patent Office has acknowledged that the chemical space pioneered by our scientists and reflected by ponatinib is innovative and worthy of patent protection. We are preparing to file for U.S. and European marketing authorizations of ponatinib in patients with resistant or intolerant chronic myeloid leukemia and Philadelphia-chromosome positive acute lymphoblastic leukemia in the third quarter of this year,” stated Harvey J. Berger, M.D., chairman and chief executive officer of ARIAD.

About Ponatinib

Ponatinib is an investigational pan-BCR-ABL inhibitor discovered by ARIAD scientists. BCR-ABL is an abnormal tyrosine kinase that is expressed in patients with chronic myeloid leukemia (CML) and Philadelphia chromosome-positive acute lymphoblastic leukemia (Ph+ ALL). Using ARIAD’s computational and structure-based drug design platform, ponatinib was designed to inhibit the activity of BCR-ABL with very high potency and broad specificity. Ponatinib targets not only native BCR-ABL but also its mutant isoforms that confer resistance to existing tyrosine kinase inhibitors, including the T315I mutation for which no effective therapy exists. Ponatinib is currently being evaluated in the pivotal Phase 2 PACE trial in patients with resistant or intolerant CML and Ph+ ALL. Ponatinib also inhibits certain other tyrosine kinases, including FLT3, which is aberrantly activated in approximately one-third of patients with acute myeloid leukemia and the FGFR family of kinases, which are activated in subsets of patients with solid tumors.

About ARIAD

ARIAD Pharmaceuticals, Inc. is an emerging global oncology company focused on the discovery, development and commercialization of medicines to transform the lives of cancer patients. ARIAD’s approach to structure-based drug design has led to three internally discovered, molecularly targeted product candidates for drug-resistant and difficult-to-treat cancers, including certain forms of chronic myeloid leukemia, soft tissue and bone sarcomas and non-small cell lung cancer. For additional information, visit http://www.ariad.com.

This press release contains “forward-looking statements” including, but not limited to, statements relating to patent protection for ponatinib. Forward-looking statements are based on management's expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, preclinical data and early-stage clinical data that may not be replicated in later-stage clinical studies, the costs associated with our research, development, manufacturing and other activities, the conduct, timing and results of pre-clinical and clinical studies of our product candidates, the adequacy of our capital resources and the availability of additional funding, and other factors detailed in the Company's public filings with the U.S. Securities and Exchange Commission. The information contained in this press release is believed to be current as of the date of original issue. The Company does not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in the Company's expectations, except as required by law.

CONTACT:
ARIAD Pharmaceuticals, Inc.
For Investors
Maria E. Cantor, 617-621-2208
Maria.cantor@ariad.com
or
For Media
Liza Heapes, 617-621-2315
Liza.heapes@ariad.com